Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-262711 on Form S-3 and Registration Statement Nos. 333-262713 and 333-252119 on Form S-8 of our report dated March 10, 2022 relating to the consolidated financial statements of Foghorn Therapeutics Inc. appearing in Amendment No. 1 to this Annual Report on Form 10-K/A for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
August 9, 2022